Exhibit 99.1

News Release

Dell Technologies Reports Fiscal Year 2019 First Quarter
Financial Results

ROUND ROCK, Texas - June 4, 2018

News summary

•	Strong quarter with revenue of $21.4 billion, up 19 percent

•	Double-digit growth in commercial client, servers, storage and VMware

•	First quarter of storage share gain since closing the EMC transaction

•	Delivered cash flow from operations of $1.2 billion

Full story

Dell Technologies (NYSE: DVMT) announces its fiscal 2019 first quarter results. For the first quarter, revenue was $21.4 billion, up 19 percent, and non-GAAP revenue was $21.5 billion, up 17 percent from the prior period. During the quarter, the company generated a GAAP operating loss of $153 million1, with a non-GAAP operating income of $2.0 billion, up 42 percent.

“We had a strong first quarter with balanced growth across all business units, regions, and customer segments,” said Tom Sweet, chief financial officer, Dell Technologies. “Our broad set of capabilities, enhanced by our targeted investments over the last year, drove strong top-line momentum and improved profitability, allowing us to generate good operating cash flow and make progress paying down our core debt2.”

The company ended the quarter with a cash and investments balance of $21.7 billion, an increase of $1.4 billion from the prior quarter and an increase of $6.7 billion from last year. Cash generation in the first quarter was seasonally strong given the overall velocity in the business. During the first quarter, Dell Technologies paid down approximately $600 million of core debt, ending the quarter with a core debt balance of $39.8 billion. Subsequent to the end of the quarter, the company paid down another $2.5 billion of core debt bringing the gross debt paid down to $13 billion since the close of the EMC transaction.

Fiscal first quarter 2019 results

	Three Months Ended
	May 4, 2018	May 5, 2017	Change
	(in millions, except percentages; unaudited)
Total net revenue	$21,356	$18,000	19%
Operating loss	$(153)	$(1,272)	88%
Net loss	$(538)	$(1,203)	55%
Non-GAAP net revenue	$21,543	$18,355	17%
Non-GAAP operating income	$2,026	$1,425	42%
Non-GAAP net income	$1,174	$761	54%
Adjusted EBITDA	$2,383	$1,795	33%

Dell Technologies’ first quarter fiscal 2019 non-GAAP operating income excludes approximately $2.2 billion of adjustments, primarily related to purchase accounting and amortization of intangible assets.

Information about Dell Technologies’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. All comparisons in this press release are year over year unless otherwise noted.

“The great momentum we saw exiting last year for servers and commercial client continued through the first quarter. We gained share in PCs and servers during the first calendar quarter and, when the numbers are revealed, expect to gain share in storage, as well,” said Jeff Clarke, vice-chairman, Products & Operations, Dell Technologies. “We’re pleased but not satisfied and will continue focusing our energy and resources on what matters most to our customers.”

Operating segments summary

Infrastructure Solutions Group revenue for the first quarter was $8.7 billion, a 25 percent increase. This was driven by 41 percent year-over-year growth in servers and networking to $4.6 billion and 10 percent growth in storage to $4.1 billion. Operating income was $939 million or 10.8 percent of revenue for the first quarter.

Key highlights:

•	Sixth consecutive quarter of server revenue growth, driven by double-digit growth for both PowerEdge and Cloud servers

•	Remained the worldwide share leader in x86 servers, for both units and revenue[3]

•	Strong demand for Dell EMC’s market-leading hyper-converged portfolio, including triple-digit growth in its VxRail and VxRack offerings

•
Following positive demand growth in its fiscal fourth quarter, Dell expects to gain share year-over-year in storage when the first calendar quarter 2018 storage industry share numbers are final. This will be its first quarter of storage share gain since closing the EMC transaction.

“Storage systems spending is forecasted to grow 9.8 percent year-over-year in the first quarter of 2018 and we expect, when IDC releases first quarter market share, Dell EMC’s storage business will outperform the market and gain share,” said Matt Eastwood, Senior Vice President of IDC’s enterprise, datacenter, cloud infrastructure and developer research groups.

Client Solutions Group revenue for the first quarter was $10.3 billion, up 14 percent versus the first quarter of last year. Commercial revenue grew 16 percent to $7.4 billion and Consumer revenue was up 7 percent to $2.9 billion. Operating income for the first quarter was $533 million, a 64 percent increase and was 5.2 percent of revenue.

Key highlights:

•	Increased PC shipments by 6.4 percent year-over-year, with 21 consecutive quarters of year-over-year PC unit share growth[4]

•	Maintained No. 1 share position worldwide for displays, marking the 19th consecutive quarter[5]

•	No. 1 provider of workstations worldwide, outgrowing the industry[4]

VMware segment revenue for the first quarter was $2.0 billion, up 12 percent, with operating income of $613 million or 30.2 percent of revenue.

First quarter revenue from other businesses, including RSA, Pivotal, Secureworks, Virtustream and Boomi was $579 million, up 9 percent.

Additional highlights

Dell Technologies hosted its annual Dell Technologies World conference in May, its largest ever with more than 14,000 attendees from 131 countries and more than 70,000 joining online through an online virtual video experience. Digital transformation is fundamentally changing how every business in every industry is built and operated, and Dell Technologies provides IT practitioners with a one-stop shop for the essential infrastructure they need to build their digital future, transform IT and protect their most important digital assets from the edge, to the core to the cloud.

Dell Technologies demonstrated the power of its broad and innovative portfolio of IT infrastructure, applications, devices and security that enable real transformation. The company announced breakthrough modern data center solutions including the new Dell EMC PowerMax storage array, with end-to-end NVMe and a built-in, real-time machine learning engine. It also previewed Dell EMC PowerEdge MX (coming in the second half of this year), a new modular infrastructure solution designed to enable customers to flexibly configure and optimize their IT infrastructure for new and emerging workloads. In addition, Dell and Dell EMC are uniquely delivering artificial intelligence, machine learning and deep learning capabilities from the desktop to the data center, unveiling two new 14th generation Dell EMC PowerEdge four-socket servers and the new Dell Precision Optimizer 5.0, which uses AI to automatically adjust applications running on Dell Precision workstations to customize and optimize performance.

Conference call information

As previously announced, the company will hold a conference call to discuss its first quarter performance today at 7 a.m. CDT. The conference call will be broadcast live over the internet and can be accessed at investors.delltechnologies.com. For those unable to listen to the live broadcast, an archived version will be available at the same location for one year.

A slide presentation containing additional financial and operating information may be downloaded from Dell Technologies’ website at investors.delltechnologies.com.

About Dell Technologies

Dell Technologies is a unique family of businesses that provides the essential infrastructure for organizations to build their digital future, transform IT and protect their most important asset, information. The company services customers of all sizes across 180 countries - ranging from 99 percent of the Fortune 500 to individual consumers - with the industry's most comprehensive and innovative portfolio from the edge to the core to the cloud.

CONTACTS
Investors: Investor_Relations@Dell.com
Media: Media.Relations@Dell.com

# # #

Copyright © 2018. All Rights Reserved. Dell, Dell EMC, Pivotal, RSA, Secureworks, Virtustream, VMware and the Dell Technologies logo are trademarks of Dell Technologies in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

1 Due to the EMC transaction, significant non-cash bridging items will remain between GAAP and non-GAAP results for the next few years.
2 Core Debt represents the total principal amount of the company’s debt, less unrestricted subsidiary debt, DFS related debt, and other debt.
3 IDC WW Quarterly Server Tracker CY18Q1
4 IDC WW Quarterly Personal Computing Device (PCD) Tracker CY18Q1
5 DisplaySearch Desktop Monitor Market Tracker CY17Q4

Non-GAAP Financial Measures:
This press release presents information about Dell Technologies’ non-GAAP net revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, EBITDA and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America ("GAAP"). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the attached tables for each of the fiscal periods indicated.

Special Note on Forward-Looking Statements:
Statements in this press release that relate to future results and events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell Technologies' current expectations. In some cases, you can identify these statements by such forward-looking words as "anticipate," "believe," "confidence," "could," "estimate," "expect," "guidance," "intend," "may," "objective," "outlook," "plan," "project," "possible," "potential," "should," "will" and "would," or similar words or expressions that refer to future events or outcomes.

Dell Technologies' results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: competitive pressures; Dell Technologies' reliance on third-party suppliers for products and components including reliance on single-source or limited-source suppliers; Dell Technologies' ability to achieve favorable pricing from its vendors; adverse global economic conditions and instability in financial markets; Dell Technologies' execution of its growth, business and acquisition strategies; the success of Dell Technologies' cost efficiency measures; Dell Technologies' ability to manage solutions and products and services transitions in an effective manner; Dell Technologies' ability to deliver high-quality products and services; Dell Technologies' foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies' product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies' sales channel partners; access to the capital markets by Dell Technologies or its customers; weak economic conditions and additional regulation; counterparty default risks; the loss by Dell Technologies of any services contracts with its customers, including government contracts, and its ability to perform such contracts at its estimated costs; Dell Technologies' ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions, cyberattacks, or other data security breaches; Dell Technologies' ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; increased costs and additional regulations and requirements as a result of Dell Technologies operation as a public company; Dell Technologies' ability to develop and maintain effective internal control over financial reporting; compliance requirements of changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; Dell Technologies’ substantial level of indebtedness; the impact of the financial performance of VMware; and the market volatility of Dell Technologies' pension plan assets.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect the Dell Technologies' business, financial condition, results of operations, and prospects, in its reports filed with the Securities and Exchange Commission, including Dell Technologies' Annual Report on Form 10-K for the fiscal year ended February 2, 2018, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission's website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Income (Loss) and Related Financial Highlights
(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended
	May 4, 2018	May 5, 2017	Change
Net revenue:
Products	$16,671	$13,634	22%
Services	4,685	4,366	7%
Total net revenue	21,356	18,000	19%
Cost of net revenue:
Products	13,606	11,823	15%
Services	1,872	1,720	9%
Total cost of net revenue	15,478	13,543	14%
Gross margin	5,878	4,457	32%
Operating expenses:
Selling, general, and administrative	4,944	4,596	8%
Research and development	1,087	1,133	(4)%
Total operating expenses	6,031	5,729	5%
Operating loss	(153)	(1,272)	88%
Interest and other, net	(470)	(572)	18%
Loss before income taxes	(623)	(1,844)	66%
Income tax benefit	(85)	(641)	87%
Net loss	(538)	(1,203)	55%
Less: Net income (loss) attributable to non-controlling interests	98	(32)	406%
Net loss attributable to Dell Technologies Inc.	$(636)	$(1,171)	46%
Earnings (loss) per share attributable to Dell Technologies Inc. - basic:
Class V Common Stock - basic	$2.36	$0.60
DHI Group - basic	$(1.95)	$(2.29)
Earnings (loss) per share attributable to Dell Technologies Inc. - diluted:
Class V Common Stock - diluted	$2.33	$0.59
DHI Group - diluted	$(1.95)	$(2.29)
Weighted-average shares outstanding:
Basic - Class V Common Stock	199	207
Diluted - Class V Common Stock	199	207
Basic - DHI Group	568	566
Diluted - DHI Group	568	566
Percentage of Total Net Revenue:
Gross margin	28%	25%
Selling, general, and administrative	23%	26%
Research and development	5%	6%
Operating expenses	28%	32%
Operating loss	(1)%	(7)%
Loss before income taxes	(3)%	(10)%
Net loss	(3)%	(7)%
Income tax rate	14%	35%

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	May 4, 2018	February 2, 2018
ASSETS
Current assets:
Cash and cash equivalents	$15,324	$13,942
Short-term investments	2,402	2,187
Accounts receivable, net	10,561	11,721
Short-term financing receivables, net	3,962	3,919
Inventories, net	2,933	2,678
Other current assets	6,049	5,881
Total current assets	41,231	40,328
Property, plant, and equipment, net	5,303	5,390
Long-term investments	3,943	4,163
Long-term financing receivables, net	3,799	3,724
Goodwill	39,656	39,920
Intangible assets, net	26,737	28,265
Other non-current assets	2,548	2,403
Total assets	$123,217	$124,193
LIABILITIES, REDEEMABLE SHARES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$7,133	$7,873
Accounts payable	18,534	18,334
Accrued and other	6,952	8,026
Short-term deferred revenue	11,495	11,606
Total current liabilities	44,114	45,839
Long-term debt	44,770	43,998
Long-term deferred revenue	9,464	9,210
Other non-current liabilities	7,045	7,277
Total liabilities	105,393	106,324
Redeemable shares	844	384
Stockholders' equity:
Total Dell Technologies Inc. stockholders’ equity	10,485	11,719
Non-controlling interests	6,495	5,766
Total stockholders' equity	16,980	17,485
Total liabilities, redeemable shares, and stockholders' equity	$123,217	$124,193

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended
	May 4, 2018	May 5, 2017
Cash flows from operating activities:
Net loss	$(538)	$(1,203)
Adjustments to reconcile net loss to net cash provided by operating activities	1,697	1,488
Change in cash from operating activities	1,159	285
Cash flows from investing activities:
Investments:
Purchases	(439)	(559)
Maturities and sales	531	973
Capital expenditures	(273)	(245)
Proceeds from sale of facilities, land, and other assets	10	—
Capitalized software development costs	(89)	(89)
Collections on purchased financing receivables	10	3
Acquisition of businesses, net	—	(12)
Divestitures of businesses, net	142	(20)
Asset acquisitions, net	(38)	—
Asset dispositions, net	(3)	—
Change in cash from investing activities	(149)	51
Cash flows from financing activities:
Share repurchases for tax withholdings of equity awards	(100)	(126)
Proceeds from the issuance of common stock of subsidiaries	642	8
Repurchases of DHI Group Common Stock	(37)	(2)
Repurchases of Class V Common Stock	—	(368)
Payments for debt issuance costs	(3)	(5)
Proceeds from debt	1,863	3,421
Repayments of debt	(1,822)	(3,116)
Other	—	1
Change in cash from financing activities	543	(187)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(86)	(6)
Change in cash, cash equivalents, and restricted cash	1,467	143
Cash, cash equivalents, and restricted cash at beginning of the period	14,378	9,832
Cash, cash equivalents, and restricted cash at end of the period	$15,845	$9,975

DELL TECHNOLOGIES INC.
Segment Information
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended
	May 4, 2018	May 5, 2017	Change
Infrastructure Solutions Group (ISG):
Net Revenue:
Servers and networking	$4,585	$3,256	41%
Storage	4,082	3,705	10%
Total ISG net revenue	$8,667	$6,961	25%

Operating Income:
ISG operating income	$939	$506	86%
% of ISG net revenue	11%	7%
% of total segment operating income	45%	35%

Client Solutions Group (CSG):
Net Revenue:
Commercial	$7,363	$6,342	16%
Consumer	2,908	2,706	7%
Total CSG net revenue	$10,271	$9,048	14%

Operating Income:
CSG operating income	$533	$325	64%
% of CSG net revenue	5%	4%
% of total segment operating income	26%	23%

VMware:
Net Revenue:
Total VMware net revenue	$2,028	$1,818	12%

Operating Income:
VMware operating income	$613	$611	—%
% of VMware net revenue	30%	34%
% of total segment operating income	29%	42%

DELL TECHNOLOGIES INC.
Segment Information
(in millions, except percentages; unaudited; continued)

	Three Months Ended
	May 4, 2018	May 5, 2017
Reconciliation to consolidated net revenue:
Reportable segment net revenue	$20,966	$17,827
Other businesses (a)	579	529
Unallocated transactions (b)	(2)	(1)
Impact of purchase accounting (c)	(187)	(355)
Total net revenue	$21,356	$18,000

Reconciliation to consolidated operating income (loss):
Reportable segment operating income	$2,085	$1,442
Other businesses (a)	(50)	(23)
Unallocated transactions (b)	(9)	6
Impact of purchase accounting (c)	(222)	(423)
Amortization of intangibles	(1,522)	(1,776)
Transaction-related expenses (d)	(166)	(191)
Other corporate expenses (e)	(269)	(307)
Total operating loss	$(153)	$(1,272)
_________________

(a)
Other businesses consist of RSA Information Security, Pivotal, SecureWorks, Virtustream, and Boomi and do not constitute a reportable segment, either individually or collectively, as the results of the businesses are not material to the Company's overall results and the businesses do not meet the criteria for reportable segments.

(b)	Unallocated transactions includes long-term incentives, certain short-term incentive compensation expenses, and other corporate items that are not allocated to Dell Technologies' reportable segments.

(c)	Impact of purchase accounting includes non-cash purchase accounting adjustments that are primarily related to the EMC merger transaction.

(d)	Transaction-related expenses includes acquisition, integration, and divestiture related costs.

(e)	Other corporate expenses includes severance and facility action costs as well as stock-based compensation expense.

SUPPLEMENTAL SELECTED NON-GAAP FINANCIAL MEASURES

These tables present information about the Company’s non-GAAP net revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, EBITDA, and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A detailed discussion of Dell Technologies’ reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in our periodic reports filed with the SEC. Dell Technologies encourages investors to review the non-GAAP discussion in conjunction with the presentation of non-GAAP financial measures.

DELL TECHNOLOGIES INC.
Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited)

	Three Months Ended
	May 4, 2018	May 5, 2017	Change
Non-GAAP net revenue	$21,543	$18,355	17%
Non-GAAP gross margin	$6,919	$5,801	19%
% of non-GAAP net revenue	32%	32%
Non-GAAP operating expenses	$4,893	$4,376	12%
% of non-GAAP net revenue	23%	24%
Non-GAAP operating income	$2,026	$1,425	42%
% of non-GAAP net revenue	9%	8%
Non-GAAP net income	$1,174	$761	54%
% of non-GAAP net revenue	5%	4%
Adjusted EBITDA	$2,383	$1,795	33%
% of non-GAAP net revenue	11%	10%

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended
	May 4, 2018	May 5, 2017	Change
Net revenue	$21,356	$18,000	19%
Non-GAAP adjustments:
Impact of purchase accounting	187	355
Non-GAAP net revenue	$21,543	$18,355	17%

Gross margin	$5,878	$4,457	32%
Non-GAAP adjustments:
Amortization of intangibles	710	950
Impact of purchase accounting	193	365
Transaction related	116	7
Other corporate expenses	22	22
Non-GAAP gross margin	$6,919	$5,801	19%

Operating expenses	$6,031	$5,729	5%
Non-GAAP adjustments:
Amortization of intangibles	(812)	(826)
Impact of purchase accounting	(29)	(58)
Transaction related	(50)	(184)
Other corporate expenses	(247)	(285)
Non-GAAP operating expenses	$4,893	$4,376	12%

Operating loss	$(153)	$(1,272)	88%
Non-GAAP adjustments:
Amortization of intangibles	1,522	1,776
Impact of purchase accounting	222	423
Transaction related	166	191
Other corporate expenses	269	307
Non-GAAP operating income	$2,026	$1,425	42%

Net loss	$(538)	$(1,203)	55%
Non-GAAP adjustments:
Amortization of intangibles	1,522	1,776
Impact of purchase accounting	222	423
Transaction related	166	191
Other corporate expenses	269	307
Aggregate adjustment for income taxes	(467)	(733)
Non-GAAP net income	$1,174	$761	54%

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued)

	Three Months Ended
	May 4, 2018	May 5, 2017	Change
Net loss	$(538)	$(1,203)	55%
Adjustments:
Interest and other, net (a)	470	572
Income tax benefit	(85)	(641)
Depreciation and amortization	1,914	2,212
EBITDA	$1,761	$940	87%

EBITDA	$1,761	$940	87%
Adjustments:
Stock-based compensation expense	199	201
Impact of purchase accounting	222	357
Transaction-related expenses	166	191
Other corporate expenses	35	106
Adjusted EBITDA	$2,383	$1,795	33%